Exhibit 5.1

                       [LETTERHEAD OF JENKENS & GILCHRIST]




May 13, 1999



Micrografx, Inc.
1303 Arapaho Road
Richardson, Texas 75081

         Re:      Micrografx, Inc. Common Stock

Gentlemen:

         We have acted as counsel to Micrografx, Inc. (the "Company"), a Texas corporation, in connection with the registration of 579,900 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 on May 13, 1999.

         In connection therewith, we have examined and relied upon the original, or copies, certified to our satisfaction, of (i) Articles of Incorporation (the "Articles") of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock and related matters; (iii) the Registration Statement and exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Articles, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the foregoing examination, we are of the opinion that the Common Stock to be issued as described in the Registration Statement, has been duly authorized for issuance and upon issuance, the Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                   Sincerely,


                                   JENKENS & GILCHRIST,
                                   a Professional Corporation



                                   By: /s/ L. Steven Leshin
                                       ------------------------------
                                       L. Steven Leshin, for the Firm
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